Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Mesa Laboratories, Inc.’s Registration Statements on Form S-3 (File No. 333-264137) and Form S-8 (File Nos. 333-274263, 333-259154 and 333-206551) of our report dated May 30, 2023 with respect to the consolidated statements of operations, comprehensive (loss), stockholders’ equity, and cash flows of Mesa Laboratories, Inc. for the year ended March 31, 2023, and the related notes, which appears in this Annual Report on Form 10-K.

/s/ Plante & Moran, PLLC

Denver, Colorado

May 28, 2025